Exhibit 13.1

CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Internet Initiative Japan Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2015(the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 10, 2015

Internet Initiative Japan Inc.

/s/ Koichi Suzuki
Name:	Koichi Suzuki
Title:	Chairman, Chief Executive Officer and Representative Director